Exhibit 99.1

                 Hirsch International Corp. Announces Agreement in
             Principle to Merge with Sheridan Square Entertainment, Inc.

     HAUPPAUGE,  N.Y.  - April 18,  2005 - Hirsch  International  Corp.  (NASDAQ
SmallCap:HRSH), the leading distributor of Tajima embroidery systems in the United States, announced today that it has reached a non-binding agreement in principle with Sheridan Square Entertainment, Inc., a privately held producer and distributor of recorded music, to merge the two companies.

     The objective of the contemplated merger is to launch Hirsch's expansion into higher growth businesses, and to provide a platform for future ventures in the music and related businesses.

     Hirsch stated that the terms of the non-binding agreement in principle are subject to the negotiation and execution of definitive written agreements, finalization of economic terms, and the approval of the Board of Directors and stockholders of each of the companies. Hirsch also said that the continuation and growth of it's embroidery equipment business is a component of their current planning. The transaction, if consummated, is expected to take place in the second fiscal quarter.

     The agreement in principle contemplates an exchange of newly issued Hirsch Common Stock (of which there would then be only one class) for the outstanding capital stock of Sheridan Square Entertainment. Although the actual number of shares to be issued by Hirsch has not yet been determined, it is expected that the Sheridan Square Entertainment stockholders would become substantial stockholders of Hirsch. Hirsch believes that, with respect to the present Hirsch stockholders, the dilution of their position would be counterbalanced by the operations and prospects that the Sheridan Square Entertainment merger would bring to Hirsch.

     Sheridan Square Entertainment is a New York based music holding company managed by Redux Records, a company founded by Joe Bianco, and Anil Narang, founders of Alliance Entertainment; Joe Pretlow, formerly a partner at Bain Capital; and Kinderhook Capital Fund, a New York based private equity fund. Sheridan Square's holdings include Artemis Records, a leading independent recording label whose artists earned four 2005 Grammy nominations, Musicrama Distribution, Compendia Music Group, Vanguard Classics, Triloka Records, Tone-Cool Records, and Ropeadope Records.

     Hirsch International is the leading single source provider of Tajima embroidery systems marketing under the name Tajima Sales & Support by Hirsch. For more information on Hirsch products and services, call Hirsch International at 1.800.394.4426 or visit their website at www.Tajima-Hirsch.com.

     Certain statements and information included in this press release constitute "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements express our intentions, strategies, or predictions for the future. These forward looking statements involve unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of Hirsch to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These factors include, without limitation, the consummation or failure to consummate the transaction with Sheridan Square Entertainment, on-going competition from other distributors and manufacturers of embroidery equipment, fluctuations in currency, the effectiveness of new advertising and promotion strategies, availability of adequate supplies of inventory, the ability to attract and maintain employees, legal and regulatory matters, potential new business opportunities, the Company's ability to have a competitive position in the embroidery machine market, volatility in sales, fluctuations in working capital and general economic conditions. A further and more detailed discussion of factors that could affect Hirsch's results is included in reports filed with the Securities and Exchange Commission, including Hirsch's Annual Report on Form 10-K for the year ended January 31, 2004.

For further information, please contact:

Paul Gallagher
President and Chief Executive Officer
Hirsch International Corp.
631.701.2211

or

Beverly Eichel
Chief Financial Officer
Hirsch International Corp.
631.701.2169